News Release

Media Contact: Gillian Moore
24-Hour: 800.559.3853

Analyst Contact: Abby Motsinger
Office: 704.382.7624

February 10, 2026

Duke Energy reports fourth-quarter and full-year 2025 financial results
▪2025 reported and adjusted EPS of $6.31, closing the year above the guidance midpoint
▪$103 billion five-year capital plan drives 9.6% earnings base growth through 2030
▪Company extends long-term adjusted EPS growth rate of 5% to 7% though 2030, with confidence to earn in the top half of the range beginning in 2028
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced 2025 full-year reported EPS, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $6.31. This is compared to reported and adjusted EPS of $5.71 and $5.90, respectively, for the full-year 2024.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. There is no difference between 2025 GAAP reported and adjusted EPS.
Higher full-year 2025 adjusted results were primarily driven by recovery of growing infrastructure investments to serve customers and growth in our service territories. These items were partially offset by higher O&M, interest expense, property taxes and depreciation on a growing asset base.
The company is introducing 2026 adjusted EPS guidance of $6.55 to $6.80 and extending its long-term adjusted EPS growth rate of 5% to 7% through 2030 off the 2025 guidance range midpoint of $6.30. Management does not forecast reported GAAP EPS and related long-term growth rates.
“The fourth quarter marked a strong finish to a productive year, where we met every financial goal, progressed our economic development pipeline, broke ground on 5 gigawatts of new dispatchable generation resources, and continued to deliver value for customers,” said Harry Sideris, Duke Energy president and chief executive officer. “The cost of energy has always been and will remain a key focus for our company. We continue to find new ways to deliver affordable energy for our customers, keeping our rates below the national average and rate changes below inflation.”
“We enter 2026 with incredible momentum. The fundamentals of our business have never been stronger, and we operate in some of the most attractive jurisdictions in the nation. With the largest regulated capital plan in the industry, a balance sheet prepared for growth, and contracted demand from AI and advanced manufacturing, we are well-positioned to deliver 5% to 7% EPS growth through 2030.”

Duke Energy News Release     2

Quarterly results
Duke Energy's fourth-quarter 2025 reported EPS was $1.50, compared to $1.54 for the fourth quarter of 2024. Duke Energy's fourth-quarter 2025 adjusted EPS was $1.50, compared to $1.66 for the fourth quarter of 2024. Lower adjusted results for the quarter compared to last year were primarily driven by higher O&M, interest expense, depreciation on a growing asset base, contributions to the Duke Energy Foundation, along with a higher effective tax rate. These items were partially offset by recovery of infrastructure investments.
In addition to the following summary of fourth-quarter 2025 business segment performance, comprehensive tables with detailed EPS drivers for the fourth-quarter and full-year 2025 compared to prior year are provided at the end of this news release.
The discussion below of fourth-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized fourth-quarter 2025 segment income of $1,209 million, compared to segment income of $1,208 million in the fourth quarter of 2024.
On an adjusted basis, Electric Utilities and Infrastructure recognized fourth-quarter 2025 segment income of $1,209 million, compared to segment income of $1,238 million, in the fourth quarter of 2024. This represents a decrease of $0.04 per share, excluding share dilution of $0.01 per share. Lower quarterly results were primarily driven by higher O&M, depreciation on a growing asset base and interest expense, partially offset by recovery of infrastructure investments.
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized fourth-quarter 2025 segment income of $230 million, compared to segment income of $189 million in the fourth quarter of 2024.
On an adjusted basis, Gas Utilities and Infrastructure recognized fourth-quarter 2025 segment income of $230 million, compared to segment income of $231 million, in the fourth quarter of 2024. Flat quarterly results were primarily driven by recovery of infrastructure investments, offset by higher O&M and taxes.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported basis, Other recognized a fourth-quarter 2025 segment loss of $272 million, compared to a segment loss of $204 million in the fourth quarter of 2024.

Duke Energy News Release     3

On an adjusted basis, Other recognized a fourth-quarter 2025 segment loss of $272 million, compared to a segment loss of $186 million in the fourth quarter of 2024. This represents a decrease of $0.11 per share. Lower quarterly results were primarily driven by higher contributions to the Duke Energy Foundation, interest expense and the absence of tax optimization in the prior year.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the fourth quarter of 2025 was 11.3% compared to 8.1% in the fourth quarter of 2024. The increase was primarily due to tax benefits recognized in the prior year related to the utilization of previously valued carryforward attributes.
Duke Energy's consolidated adjusted effective tax rate for the fourth quarter of 2025 was 11.3% compared to 9.3% in the fourth quarter of 2024. The increase was primarily due to tax benefits recognized in the prior year related to the utilization of previously valued carryforward attributes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the adjusted effective tax rate.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled at 10 a.m. ET today to discuss fourth-quarter and year-end 2025 financial results and other business and financial updates. The conference call will be hosted by Harry Sideris, president and chief executive officer, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors' section (duke-energy.com/investors) of Duke Energy’s website or by dialing 833.470.1428 in the United States or 929.526.1599 outside the United States. The confirmation code is 807396. Please call in 10 to 15 minutes prior to the scheduled start time.

Duke Energy News Release     4

Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported to adjusted earnings per share for fourth-quarter and full-year 2025 and 2024 financial results:

(In millions, except per share amounts)	After-Tax Amount	4Q 2025 EPS	4Q 2024 EPS
EPS, as reported		$1.50	$1.54
Adjustments to reported EPS:
Fourth Quarter 2025
Discontinued operations	$(2)	—
Fourth Quarter 2024
Regulatory matters	$18		$0.02
Noncore asset sales and net impairments	54		0.07
Captive storm deductible	18		0.02
Discontinued operations	2		—
Total adjustments(a)		$—	$0.12
EPS, adjusted		$1.50	$1.66
(a)    Total EPS adjustments may not foot due to rounding.

(In millions, except per share amounts)	After-Tax Amount	Full-Year 2025 EPS	Full-Year 2024 EPS
EPS, as reported		$6.31	$5.71
Adjustments to reported EPS:
Full-Year 2025
Discontinued operations	$(1)	—
Full-Year 2024
Regulatory matters	$43		$0.06
System post-implementation costs	16		0.02
Preferred redemption costs	16		0.02
Noncore asset sales and net impairments	54		0.07
Captive storm deductible	18		0.02
Discontinued operations	(7)		(0.01)
Total adjustments(a)		$—	$0.19
EPS, adjusted		$6.31	$5.90
(a)    Total EPS adjustments may not foot due to rounding.
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and adjusted effective tax rate. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and basic per share amounts, adjusted for the dollar and per share impact of special items. The adjusted effective tax rate is calculated using pretax earnings and income tax expense, both adjusted to include the impact of noncontrolling interests and preferred dividends and to exclude the impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.

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Special items included within the financial statement periods presented, which management does not believe are reflective of ongoing costs, are described below:
•Regulatory matters primarily represents net impairment charges related to Duke Energy Carolinas' and Duke Energy Progress' South Carolina 2024 rate case orders and charges related to Duke Energy Indiana post-retirement benefits.
•System post-implementation costs represents the net impact of charges related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
•Preferred redemption costs represents charges related to the redemption of Series B Preferred Stock.
•Noncore asset sales and net impairments primarily represents charges related to certain joint venture electric transmission projects and certain renewable natural gas investments.
•Captive Storm Deductible represents charges related to an insurance deductible for Hurricane Helene property losses.
Management uses these non-GAAP financial measures for planning, forecasting, and to report financial results to the Board of Directors, employees, and stockholders, as well as analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and the adjusted effective tax rate are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Due to the forward-looking nature of forecasted adjusted EPS and related growth rates, the information to reconcile those amounts to the most directly comparable GAAP financial measure is not available, as management is unable to project special items, such as legal settlements, impacts of regulatory orders or asset impairments, for future periods.
Management evaluates segment performance based on segment income and other net loss. Segment income and other net loss are defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income and other net loss include intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income and adjusted other net loss as measures of historical and anticipated future segment performance. Adjusted segment income and adjusted other net loss are non-GAAP financial measures, as they represent segment income and other net loss adjusted for special items, as discussed above. Management believes the presentation of adjusted segment income and adjusted other net loss provide useful information to investors, as they provide additional relevant comparison of a segment’s or Other's performance across periods. The most directly comparable GAAP measures for adjusted segment income and adjusted other net loss are segment income and other net loss.

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Due to the forward-looking nature of forecasted adjusted segment income and forecasted adjusted other net loss and related growth rates, the information to reconcile these amounts to the most directly comparable GAAP financial measures are not available, as management is unable to project special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS, adjusted effective tax rate, adjusted segment income, and adjusted other net loss may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. The company's electric utilities serve 8.7 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 55,700 megawatts of energy capacity. Its natural gas utilities serve 1.8 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky.
Duke Energy is executing an ambitious energy transition, keeping customer reliability and value at the forefront as it builds a smarter energy future. The company is investing in major electric grid upgrades and cleaner generation, including natural gas, nuclear, renewables and energy storage.
More information is available at duke-energy.com and the Duke Energy News Center. Follow Duke Energy on X, LinkedIn, Instagram and Facebook, and visit illumination for stories about the people and innovations powering our energy transition.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The ability to implement our business strategy, including meeting forecasted load growth demand, grid and fleet modernization objectives, and reducing carbon emissions, while balancing customer reliability and keeping costs as low as possible for our customers;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements and/or uncertainty of applicability or changes to such legislative and regulatory initiatives, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

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◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦The impact of extraordinary external events, such as a global pandemic, trade wars or military conflict, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation, tariffs, or fuel costs, worsening economic health of our service territories, reductions in customer usage patterns, or lower than anticipated load growth, particularly if usage of electricity by data centers is less than currently projected, energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology, including artificial intelligence;
◦Additional competition in electric and natural gas markets, municipalization and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, financial position, and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing or conflicting investor, customer and other stakeholder expectations and demands, particularly regarding environmental, social and governance matters and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the Company resulting from an incident that affects the United States electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices, including any impact from increased tariffs, export controls and interest rates, and the ability to timely recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation portfolio, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules, obtaining sufficient skilled labor and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

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◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs and recover on claims made;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or investment carrying values;
◦Asset or business acquisitions and dispositions may not be consummated or yield the anticipated benefits, which could adversely affect our financial condition, credit metrics or ability to execute strategic and capital plans; and
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2025
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,209	$—		$—	$1,209
Gas Utilities and Infrastructure	230	—		—	230
Total Reportable Segment Income	1,439	—		—	1,439
Other	(272)	—		—	(272)
Discontinued Operations	$2	(2)	A	(2)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,169	$(2)		$(2)	$1,167
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.50	$—		$—	$1.50
A – Recorded in Income (Loss) from Discontinued Operations, net of tax, on the Consolidated Statements of Operations.

Weighted Average Shares, basic (reported and adjusted) – 778 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2025
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$5,337	$—		$—	$5,337
Gas Utilities and Infrastructure	559	—		—	559
Total Reportable Segment Income	5,896	—		—	5,896
Other	(985)	—		—	(985)
Discontinued Operations	1	(1)	A	(1)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$4,912	$(1)		$(1)	$4,911
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$6.31	$—		$—	$6.31
A – Recorded in Income (Loss) from Discontinued Operations, net of tax, on the Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 777 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2024
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters		Noncore Asset Sales and Net Impairments		Captive Storm Deductible		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,208	$18	A	$12	B			$—		$30	$1,238
Gas Utilities and Infrastructure	189	—		42	C	—		—		42	231
Total Reportable Segment Income	1,397	18		54		—		—		72	1,469
Other	(204)	—		—		18	D	—		18	(186)
Discontinued Operations	(2)	—		—		—		2	E	2	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,191	$18		$54		$18		$2		$92	$1,283
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.54	$0.02		$0.07		$0.02		$—		$0.12	$1.66
Note: Total EPS adjustments do not cross-foot due to rounding.
A – Net of $7 million tax benefit. $29 million recorded as a reduction of Operating revenues and $4 million reduction within Noncontrolling Interests on the Duke Energy Indiana's Consolidated Statements of Operations related to a regulatory liability associated with certain employee post-retirement benefits.
B – Net of $1 million tax expense. $15 million recorded within Equity in earnings (losses) of unconsolidated affiliates and $4 million recorded within Gains on sales of other assets and other, net, on the Consolidated Statements of Operations primarily related to impairments in certain joint venture electric transmission projects.
C – Net of $12 million tax benefit. $54 million recorded within Equity in earnings (losses) of unconsolidated affiliates on the Consolidated Statements of Operations related to impairments for certain renewable natural gas investments.

D – Net of $5 million tax benefit. $23 million recorded within Operations, maintenance and other on the Consolidated Statements of Operations related to an insurance deductible for Hurricane Helene property losses.

E – Recorded in Income (Loss) from Discontinued Operations, net of tax, and Net Income Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 773 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2024
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters		System Post-Implementation Costs		Preferred Redemption Costs		Noncore Asset Sales and Net Impairments		Captive Storm Deductible		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$4,770	$43	A	$13	B	$—		$12	E	$—		$—		$68	$4,838
Gas Utilities and Infrastructure	454	—		3	C	—		42	F	—		—		45	499
Total Reportable Segment Income	5,224	43		16		—		54		—		—		113	5,337
Other	(829)	—		—		16	D	—		18	G	—		34	(795)
Discontinued Operations	7	—		—		—		—		—		(7)	H	(7)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$4,402	$43		$16		$16		$54		$18		$(7)		$140	$4,542
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$5.71	$0.06		$0.02		$0.02		$0.07		$0.02		$(0.01)		$0.19	$5.90

Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02. Total EPS adjustments do not cross-foot due to rounding.
A – Net of $15 million tax benefits.
•$33 million recorded within Impairment of assets and other charges, $2 million recorded within Operations, maintenance and other, and an $11 million reduction recorded within Interest Expense on the Duke Energy Carolinas' Consolidated Statements of Operations primarily related to the 2024 South Carolina rate case order.
•$9 million recorded within Impairment of assets and other charges on the Duke Energy Progress' Consolidated Statements of Operations primarily related to the 2024 South Carolina rate case order.
•$29 million recorded as a reduction of Operating revenues and $4 million reduction within Noncontrolling Interests on the Duke Energy Indiana's Consolidated Statements of Operations related to a regulatory liability associated with certain employee post-retirement benefits.
B – Net of $4 million tax benefit. $17 million recorded as a reduction of Operating Revenues on the Consolidated Statements of Operations related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
C – Net of $1 million tax benefit. $1 million recorded within Operations, maintenance and other and $3 million as a charge within Other Income and expenses on the Consolidated Statements of Operations related to nonrecurring customer billing adjustments as a result of implementation of a new customer system.
D – $16 million recorded within Preferred Redemption Costs on the Consolidated Statements of Operations related to the redemption of Series B Preferred Stock.
E – Net of $1 million tax expense. $15 million recorded within Equity in earnings (losses) of unconsolidated affiliates and $4 million recorded within Gains on sales of other assets and other, net, on the Consolidated Statements of Operations primarily related to impairments in certain joint venture electric transmission projects.
F – Net of $12 million tax benefit. $54 million recorded within Equity in earnings (losses) of unconsolidated affiliates on the Consolidated Statements of Operations related to impairments for certain renewable natural gas investments.
G – Net of $5 million tax benefit. $23 million recorded within Operations, maintenance and other on the Consolidated Statements of Operations related to an insurance deductible for Hurricane Helene property losses.
H – Recorded in Income (Loss) from Discontinued Operations, net of tax, and Net Income Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 772 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
December 2025
(Dollars in millions)

	Three Months Ended December 31, 2025		Year Ended December 31, 2025
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,358		$5,712
Noncontrolling Interests	(27)		(120)
Preferred Dividends	(15)		(56)
Adjusted Pretax Income	$1,316		$5,536

Reported Income Tax Expense From Continuing Operations	$154	11.3%	$642	11.2%
Noncontrolling interest portion of income taxes(a)	(5)		(17)
Adjusted Tax Expense	$149	11.3%	$625	11.3%

	Three Months Ended December 31, 2024		Year Ended December 31, 2024
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,338		$5,194
Regulatory Matters	29		62
System Post-Implementation Costs	—		21
Preferred Redemption Costs	—		16
Noncore Asset Sales and Net Impairments	65		65
Captive Storm Deductible	23		23
Noncontrolling Interests	(27)		(106)
Preferred Dividends and Redemption Premium	(14)		(122)
Adjusted Pretax Income	$1,414		$5,153

Reported Income Tax Expense From Continuing Operations	$109	8.1%	$590	11.4%
Regulatory Matters	7		15
System Post-Implementation Costs	—		5
Noncore Asset Sales and Net Impairments	11		11
Captive Storm Deductible	5		5
Noncontrolling interest portion of income taxes(a)	(1)		(15)
Adjusted Tax Expense	$131	9.3%	$611	11.9%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2025 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Consolidated
2024 QTD Reported Earnings Per Share	$1.57	$0.25	$(0.27)	$1.54
Noncore Asset Sales and Net Impairments	0.02	0.05	—	0.07
Captive Insurance Deductible	—	—	0.02	0.02
Regulatory Matters	0.02	—	—	0.02
2024 QTD Adjusted Earnings Per Share	$1.61	$0.30	$(0.25)	$1.66
Weather	0.01	—	—	0.01
Volume(a)	(0.02)	—	—	(0.02)
Riders and Other Retail Margin(b)	0.07	0.03	—	0.10
Rate case impacts, net(c)	0.13	0.01	—	0.14
Operations and maintenance, net of recoverables(d)	(0.15)	(0.02)	—	(0.17)
Interest Expense(e)	(0.03)	—	(0.03)	(0.06)
AFUDC Equity	0.04	—	—	0.04
Depreciation and amortization(e)	(0.05)	—	—	(0.05)
Other(f)	(0.04)	(0.02)	(0.08)	(0.14)
Total variance	$(0.04)	$—	$(0.11)	$(0.15)
Change in share count	(0.01)	—	—	(0.01)
2025 QTD Reported and Adjusted Earnings Per Share	$1.56	$0.30	$(0.36)	$1.50

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 773 million shares to 778 million. Totals may not foot or cross-foot due to rounding.

(a)    Includes block and seasonal pricing.
(b)    Electric Utilities and Infrastructure includes favorable fuel and purchased power.
(c)    Electric Utilities and Infrastructure includes impacts from DEF multiyear rate plan revenue increases (+$0.05) DEC North Carolina Year 2 rates, effective January 2025, (+$0.04), DEP North Carolina Year 3 rates, effective October 2025, (+$0.02) DEI rates, effective February 2025 (+$0.01) and DEK rates, effective July 2025 (+$0.01). Gas Utilities and Infrastructure includes impacts from the Piedmont North Carolina rate case, effective November 2024.
(d)    Electric Utilities and Infrastructure includes higher employee-related expense, grid and other maintenance expense and generation outage costs, partially offset by lower storm costs.
(e)    Electric Utilities and Infrastructure excludes depreciation and amortization related to rate case impacts.
(f)    Other includes higher contributions to the Duke Energy Foundation and the absence of tax optimization in the prior year.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2025 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2024 YTD Reported Earnings Per Share	$6.17	$0.60	$(1.06)	$(0.01)	$5.71
Regulatory Matters	0.06	—	—	—	0.06
System Post-Implementation Costs	0.02	—	—	—	0.02
Preferred Redemption Costs	—	—	0.02	—	0.02
Noncore Asset Sales and Net Impairments	0.02	0.05	—	—	0.07
Captive Storm Deductible	—	—	0.02	—	0.02
Discontinued Operations	—	—	—	0.01	0.01
2024 YTD Adjusted Earnings Per Share	$6.27	$0.65	$(1.02)	$—	$5.90
Weather	0.07	—	—	—	0.07
Volume(a)	0.22	—	—	—	0.22
Riders and Other Retail Margin(b)	0.24	0.07	—	—	0.31
Rate case impacts, net(c)	0.61	0.10	—	—	0.71
Wholesale	0.01		—	—	0.01
Operations and maintenance, net of recoverables(d)	(0.28)	(0.04)	—	—	(0.32)
Interest Expense(e)	(0.12)	(0.01)	(0.14)	—	(0.27)
AFUDC Equity	0.12	—	—	—	0.12
Depreciation and amortization(e)	(0.11)	(0.03)	—	—	(0.14)
Other(f)	(0.12)	(0.02)	(0.12)	—	(0.26)
Total variance	$0.64	$0.07	$(0.26)	$—	$0.45
Change in share count	(0.04)	—	—	—	(0.04)
2025 YTD Reported and Adjusted Earnings Per Share	$6.87	$0.72	$(1.28)	$—	$6.31

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 772 million shares to 777 million. Totals may not foot or cross-foot due to rounding.

(a)    Includes block and seasonal pricing.
(b)    Electric Utilities and Infrastructure includes transmission revenues and higher energy efficiency and grid modernization riders (+$0.21). Gas Utilities and Infrastructure includes higher construction and pipeline integrity riders in Ohio and Kentucky and customer growth.
(c)    Electric Utilities and Infrastructure includes impacts from DEC North Carolina Year 2 rates, effective January 2025, and DEC South Carolina rates, effective August 2024 (+$0.22), DEF multiyear rate plan revenue increases, effective January 2025 (+$0.20), DEI rates, effective February 2025 (+$0.09), DEP North Carolina Year 3 rates, effective October 2025 (+$0.08) and DEK rates, effective July 2025 (+$0.02). Gas Utilities and Infrastructure includes impacts from Piedmont North Carolina rates, effective November 2024.
(d)    Electric Utilities and Infrastructure includes higher employee-related expenses, grid and other maintenance and generation outage costs, partially offset by lower storm costs.
(e)    Electric Utilities and Infrastructure excludes depreciation and amortization related to rate case impacts.
(f)    Electric Utilities and Infrastructure includes higher property taxes. Other includes higher contributions to the Duke Energy Foundation and the absence of tax optimization in the prior year.

DUKE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Years Ended December 31,
	2025	2024	2023
Operating Revenues
Regulated electric	$29,060	$27,787	$26,617
Regulated natural gas	2,870	2,252	2,152
Nonregulated electric and other	307	318	291
Total operating revenues	32,237	30,357	29,060
Operating Expenses
Fuel used in electric generation and purchased power	8,058	9,206	9,086
Cost of natural gas	983	565	593
Operation, maintenance and other	6,698	5,389	5,625
Depreciation and amortization	6,324	5,793	5,253
Property and other taxes	1,597	1,466	1,400
Impairment of assets and other charges	(4)	38	85
Total operating expenses	23,656	22,457	22,042
Gains on Sales of Other Assets and Other, net	45	26	52
Operating Income	8,626	7,926	7,070
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	51	(9)	113
Other income and expenses, net	669	661	598
Total other income and expenses	720	652	711
Interest Expense	3,634	3,384	3,014
Income From Continuing Operations Before Income Taxes	5,712	5,194	4,767
Income Tax Expense From Continuing Operations	642	590	438
Income From Continuing Operations	5,070	4,604	4,329
Income (Loss) From Discontinued Operations, net of tax	1	10	(1,455)
Net Income	5,071	4,614	2,874
Less: Net Income Attributable to Noncontrolling Interests	103	90	33
Net Income Attributable to Duke Energy Corporation	4,968	4,524	$2,841
Less: Preferred Dividends	56	106	106
Less: Preferred Redemption Costs	—	16	—
Net Income Available to Duke Energy Corporation Common Stockholders	$4,912	$4,402	$2,735

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$6.31	$5.70	$5.35
Income (loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$—	$0.01	$(1.81)
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$6.31	$5.71	$3.54
Weighted average shares outstanding
Basic and Diluted	777	772	771

DUKE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$245	$314
Receivables (net of allowance for doubtful accounts of $194 at 2025 and $122 at 2024)	4,214	2,170
Receivables of VIEs (net of allowance for doubtful accounts of $85 at 2024)	16	1,889
Receivable from sales of Commercial Renewables Disposal Groups	—	551
Inventory (includes $669 at 2025 and $494 at 2024 related to VIEs)	4,569	4,496
Regulatory assets (includes $204 at 2025 and $120 at 2024 related to VIEs)	1,934	2,739
Assets held for sale	109	96
Other (includes $88 at 2025 and $90 at 2024 related to VIEs)	526	695
Total current assets	11,613	12,950
Property, Plant and Equipment
Cost	190,409	178,737
Accumulated depreciation and amortization	(60,450)	(57,111)
Net property, plant and equipment	129,959	121,626
Other Noncurrent Assets
Goodwill	19,010	19,010
Regulatory assets (includes $3,108 at 2025 and $1,705 at 2024 related to VIEs)	14,379	14,220
Nuclear decommissioning trust funds	12,889	11,434
Operating lease right-of-use assets, net	1,241	1,148
Investments in equity method unconsolidated affiliates	330	353
Assets held for sale	2,148	2095
Other	4,167	3,507
Total other noncurrent assets	54,164	51,767
Total Assets	$195,736	$186,343
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (includes $296 at 2025 and $214 at 2024 related to VIEs)	$5,223	$5,436
Notes payable and commercial paper	2,624	3,584
Taxes accrued	975	851
Interest accrued	922	854
Current maturities of long-term debt (includes $118 at 2025 and $1,012 at 2024 related to VIEs)	7,104	4,349
Asset retirement obligations	579	650
Regulatory liabilities	1,271	1,421
Liabilities associated with assets held for sale	84	132
Other	2,265	2,080
Total current liabilities	21,047	19,357
Long-Term Debt (includes $3,308 at 2025 and $1,842 at 2024 related to VIEs)	80,108	76,340
Other Noncurrent Liabilities
Deferred income taxes	12,377	11,424
Asset retirement obligations	9,046	9,338
Regulatory liabilities	15,682	14,521
Operating lease liabilities	1,033	957
Accrued pension and other post-retirement benefit costs	396	434
Investment tax credits	969	894
Liabilities associated with assets held for sale	170	271
Other (includes $27 at 2024 related to VIEs)	1,889	1,551
Total other noncurrent liabilities	41,562	39,390
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2025 and 2024	973	973
Common Stock, $0.001 par value, 2 billion shares authorized; 778 million and 776 million shares outstanding at 2025 and 2024	1	1
Additional paid-in capital	45,614	45,494
Retained earnings	5,056	3,431
Accumulated other comprehensive income	198	228
Total Duke Energy Corporation stockholders' equity	51,842	50,127
Noncontrolling interests	1,177	1,129
Total equity	53,019	51,256
Total Liabilities and Equity	$195,736	$186,343

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended December 31,
	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$5,071	$4,614	$2,874
Adjustments to reconcile net income to net cash provided by operating activities	7,259	7,714	7,004
Net cash provided by operating activities	12,330	12,328	9,878

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(14,338)	(13,123)	(12,475)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,950	859	2,351

Net (decrease) increase in cash, cash equivalents and restricted cash	(58)	64	(246)
Cash, cash equivalents and restricted cash at beginning of period	421	357	603
Cash, cash equivalents and restricted cash at end of period	$363	$421	$357

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,936	$—	$—	$(14)	$6,922
Regulated natural gas	—	965	—	(23)	942
Nonregulated electric and other	56	11	43	(36)	74
Total operating revenues	6,992	976	43	(73)	7,938
Operating Expenses
Fuel used in electric generation and purchased power	1,812	—	—	(20)	1,792
Cost of natural gas	—	341	—	—	341
Operation, maintenance and other	1,668	139	24	(49)	1,782
Depreciation and amortization	1,421	110	79	(7)	1,603
Property and other taxes	275	35	6	—	316
Impairment of assets and other charges	(7)	—	—	—	(7)
Total operating expenses	5,169	625	109	(76)	5,827
Gains on Sales of Other Assets and Other, net	1	—	6	1	8
Operating Income (Loss)	1,824	351	(60)	4	2,119
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	4	9	—	13
Other income and expenses, net	161	13	20	(22)	172
Total Other Income and Expenses	161	17	29	(22)	185
Interest Expense	545	70	349	(18)	946
Income (Loss) from Continuing Operations Before Income Taxes	1,440	298	(380)	—	1,358
Income Tax Expense (Benefit) from Continuing Operations	209	69	(123)	(1)	154
Income (Loss) from Continuing Operations	1,231	229	(257)	1	1,204
Less: Net Income (Loss) Attributable to Noncontrolling Interest	22	(1)	—	1	22
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	1,209	230	(257)	—	1,182
Less: Preferred Dividends	—	—	15	—	15
Segment Income/Other Net Loss	$1,209	$230	$(272)	$—	$1,167
Discontinued Operations					2
Net Income Available to Duke Energy Corporation Common Stockholders					$1,169

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$29,119	$—	$—	$(59)	$29,060
Regulated natural gas	—	2,961	—	(91)	2,870
Nonregulated electric and other	238	42	165	(138)	307
Total operating revenues	29,357	3,003	165	(288)	32,237
Operating Expenses
Fuel used in electric generation and purchased power	8,138	—	—	(80)	8,058
Cost of natural gas	—	983	—	—	983
Operation, maintenance and other	6,414	518	(35)	(199)	6,698
Depreciation and amortization	5,605	435	312	(28)	6,324
Property and other taxes	1,418	164	14	1	1,597
Impairment of assets and other charges	(9)	—	5	—	(4)
Total operating expenses	21,566	2,100	296	(306)	23,656
Gains on Sales of Other Assets and Other, net	22	—	22	1	45
Operating Income (Loss)	7,813	903	(109)	19	8,626
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	15	36	—	51
Other income and expenses, net	622	53	95	(101)	669
Total Other Income and Expenses	622	68	131	(101)	720
Interest Expense	2,132	267	1,317	(82)	3,634
Income (Loss) from Continuing Operations Before Income Taxes	6,303	704	(1,295)	—	5,712
Income Tax Expense (Benefit) from Continuing Operations	862	146	(366)	—	642
Income (Loss) from Continuing Operations	5,441	558	(929)	—	5,070
Less: Net Income (Loss) Attributable to Noncontrolling Interest	104	(1)	—	—	103
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	5,337	559	(929)	—	4,967
Less: Preferred Dividends	—	—	56	—	56
Segment Income/Other Net Loss	$5,337	$559	$(985)	$—	$4,911
Discontinued Operations					1
Net Income Available to Duke Energy Corporation Common Stockholders					$4,912

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,551	$—	$—	$(17)	$6,534
Regulated natural gas	—	763	—	(22)	741
Nonregulated electric and other	67	12	37	(31)	85
Total operating revenues	6,618	775	37	(70)	7,360
Operating Expenses
Fuel used in electric generation and purchased power	2,019	—	—	(20)	1,999
Cost of natural gas	—	185	—	—	185
Operation, maintenance and other	1,220	119	(9)	(49)	1,281
Depreciation and amortization	1,305	106	77	(7)	1,481
Property and other taxes	272	29	2	1	304
Impairment of assets and other charges	(1)	—	—	—	(1)
Total operating expenses	4,815	439	70	(75)	5,249
(Losses) Gains on Sales of Other Assets and Other, net	(6)	—	6	1	1
Operating Income (Loss)	1,797	336	(27)	6	2,112
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(15)	(51)	4	—	(62)
Other income and expenses, net	142	12	35	(30)	159
Total Other Income and Expenses	127	(39)	39	(30)	97
Interest Expense	505	67	324	(25)	871
Income (Loss) from Continuing Operations Before Income Taxes	1,419	230	(312)	1	1,338
Income Tax Expense (Benefit) from Continuing Operations	189	42	(122)	—	109
Income (Loss) from Continuing Operations	1,230	188	(190)	1	1,229
Less: Net Income (Loss) Attributable to Noncontrolling Interest	22	(1)	—	1	22
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	1,208	189	(190)	—	1,207
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$1,208	$189	$(204)	$—	$1,193
Discontinued Operations					(2)
Net Income Available to Duke Energy Corporation Common Stockholders					$1,191

Segment Income/Other Net Loss	$1,208	$189	$(204)	$—	$1,193
Special Items	30	42	18	—	90
Adjusted Earnings(a)	$1,238	$231	$(186)	$—	$1,283
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$27,856	$—	$—	$(69)	$27,787
Regulated natural gas	—	2,342	—	(90)	2,252
Nonregulated electric and other	237	48	157	(124)	318
Total operating revenues	28,093	2,390	157	(283)	30,357
Operating Expenses
Fuel used in electric generation and purchased power	9,285	—	—	(79)	9,206
Cost of natural gas	—	565	—	—	565
Operation, maintenance and other	5,185	478	(79)	(195)	5,389
Depreciation and amortization	5,128	400	293	(28)	5,793
Property and other taxes	1,305	149	12	—	1,466
Impairment of assets and other charges	37	—	1	—	38
Total operating expenses	20,940	1,592	227	(302)	22,457
Gains on Sales of Other Assets and Other, net	3	—	22	1	26
Operating Income (Loss)	7,156	798	(48)	20	7,926
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(11)	(48)	50	—	(9)
Other income and expenses, net	539	58	207	(143)	661
Total Other Income and Expenses	528	10	257	(143)	652
Interest Expense	2,006	256	1,245	(123)	3,384
Income (Loss) from Continuing Operations Before Income Taxes	5,678	552	(1,036)	—	5,194
Income Tax Expense (Benefit) from Continuing Operations	820	99	(329)	—	590
Income (Loss) from Continuing Operations	4,858	453	(707)	—	4,604
Less: Net Income (Loss) Attributable to Noncontrolling Interest	88	(1)	—	—	87
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	4,770	454	(707)	—	4,517
Less: Preferred Dividends	—	—	106	—	106
Less: Preferred Redemption Costs	—	—	16	—	16
Segment Income/Other Net Loss	$4,770	$454	$(829)	$—	$4,395
Discontinued Operations					7
Net Income Available to Duke Energy Corporation Common Stockholders					$4,402

Segment Income/Other Net Loss	$4,770	$454	$(829)	$—	$4,395
Special Items	68	45	34	—	147
Adjusted Earnings(a)	$4,838	$499	$(795)	$—	$4,542
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$66	$8	$170	$1	$245
Receivables, net	3,737	467	10	—	4,214
Receivables of variable interest entities, net	16	—	—	—	16
Receivables from affiliated companies	254	68	1,278	(1,600)	—
Notes receivable from affiliated companies	329	19	499	(847)	—
Inventory	4,444	91	34	—	4,569
Regulatory assets	1,707	137	90	—	1,934
Assets held for sale	—	106	2	1	109
Other	253	39	237	(3)	526
Total current assets	10,806	935	2,320	(2,448)	11,613
Property, Plant and Equipment
Cost	171,593	16,582	2,307	(73)	190,409
Accumulated depreciation and amortization	(56,063)	(3,456)	(931)	—	(60,450)
Net property, plant and equipment	115,530	13,126	1,376	(73)	129,959
Other Noncurrent Assets
Goodwill	17,380	1,630	—	—	19,010
Regulatory assets	13,184	728	468	(1)	14,379
Nuclear decommissioning trust funds	12,889	—	—	—	12,889
Operating lease right-of-use assets, net	736	2	503	—	1,241
Investments in equity method unconsolidated affiliates	1	177	153	(1)	330
Investment in consolidated subsidiaries	6,598	7	85,866	(92,471)	—
Assets held for sale	—	2,148	—	—	2,148
Other	2,558	329	1,902	(622)	4,167
Total other noncurrent assets	53,346	5,021	88,892	(93,095)	54,164
Total Assets	179,682	19,082	92,588	(95,616)	195,736
Segment reclassifications, intercompany balances and other	(7,255)	(93)	(88,268)	95,616	—
Segment Assets	$172,427	$18,989	$4,320	$—	$195,736

(a)     Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Group.

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$3,949	$388	$887	$(1)	$5,223
Accounts payable to affiliated companies	792	52	641	(1,485)	—
Notes payable to affiliated companies	122	592	134	(848)	—
Notes payable and commercial paper	—	—	2,624	—	2,624
Taxes accrued	942	161	(128)	—	975
Interest accrued	549	50	323	—	922
Current maturities of long-term debt	1,375	507	5,229	(7)	7,104
Asset retirement obligations	579	—	—	—	579
Regulatory liabilities	1,235	35	—	1	1,271
Liabilities associated with assets held for sale	—	63	21	—	84
Other	1,655	87	645	(122)	2,265
Total current liabilities	11,198	1,935	10,376	(2,462)	21,047
Long-Term Debt	51,016	4,719	24,439	(66)	80,108
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	12,361	1,571	(1,560)	5	12,377
Asset retirement obligations	8,954	92	—	—	9,046
Regulatory liabilities	14,610	1,042	29	1	15,682
Operating lease liabilities	663	2	369	(1)	1,033
Accrued pension and other post-retirement benefit costs	(18)	31	384	(1)	396
Investment tax credits	968	1	—	—	969
Liabilities associated with assets held for sale	—	170	—	—	170
Other	1,361	109	607	(188)	1,889
Total other noncurrent liabilities	38,899	3,018	(171)	(184)	41,562
Equity
Total Duke Energy Corporation stockholders' equity	76,776	9,400	57,944	(92,278)	51,842
Noncontrolling interests	1,175	3	—	(1)	1,177
Total equity	77,951	9,403	57,944	(92,279)	53,019
Total Liabilities and Equity	179,682	19,082	92,588	(95,616)	195,736
Segment reclassifications, intercompany balances and other	(7,255)	(93)	(88,268)	95,616	—
Segment Liabilities and Equity	$172,427	$18,989	$4,320	$—	$195,736

(a)     Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Group.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,326	$1,774	$1,619	$499	$873	$(99)	$6,992
Operating Expenses
Fuel used in electric generation and purchased power	569	590	371	141	262	(121)	1,812
Operation, maintenance and other	520	349	495	89	207	8	1,668
Depreciation and amortization	501	357	276	76	206	5	1,421
Property and other taxes	66	13	97	82	17	—	275
Impairment of assets and other charges	(11)	4	—	—	—	—	(7)
Total operating expenses	1,645	1,313	1,239	388	692	(108)	5,169
Gains on Sales of Other Assets and Other, net	—	1	1	—	—	(1)	1
Operating Income	681	462	381	111	181	8	1,824
Other Income and Expenses, net(b)	72	52	19	5	15	(2)	161
Interest Expense	199	134	127	34	61	(10)	545
Income Before Income Taxes	554	380	273	82	135	16	1,440
Income Tax Expense	59	73	56	12	23	(14)	209
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	22	22
Segment Income	$495	$307	$217	$70	$112	$8	$1,209
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $42 million for Duke Energy Carolinas, $30 million for Duke Energy Progress, $3 million for Duke Energy Florida, $3 million for Duke Energy Ohio and $10 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 31, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$9,713	$7,386	$7,105	$2,045	$3,544	$(436)	$29,357
Operating Expenses
Fuel used in electric generation and purchased power	2,649	2,518	1,749	626	1,065	(469)	8,138
Operation, maintenance and other	1,959	1,431	1,849	366	801	8	6,414
Depreciation and amortization	1,903	1,406	1,137	318	823	18	5,605
Property and other taxes	349	172	486	335	61	15	1,418
Impairment of assets and other charges	(11)	2	—	—	—	—	(9)
Total operating expenses	6,849	5,529	5,221	1,645	2,750	(428)	21,566
Gains on Sales of Other Assets and Other, net	6	2	3	—	—	11	22
Operating Income	2,870	1,859	1,887	400	794	3	7,813
Other Income and Expenses, net(b)	261	198	88	17	62	(4)	622
Interest Expense	783	526	479	131	243	(30)	2,132
Income Before Income Taxes	2,348	1,531	1,496	286	613	29	6,303
Income Tax Expense	205	229	294	43	85	6	862
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	104	$104
Segment Income	$2,143	$1,302	$1,202	$243	$528	$(81)	$5,337
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $144 million for Duke Energy Carolinas, $100 million for Duke Energy Progress, $17 million for Duke Energy Florida, $12 million for Duke Energy Ohio and $34 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$3	$16	$21	$15	$12	$(1)	$66
Receivables, net	1,343	943	591	396	458	6	3,737
Receivables of variable interest entities, net	5	9	3	—	—	(1)	16
Receivables from affiliated companies	331	104	68	27	25	(301)	254
Notes receivable from affiliated companies	69	186	65	71	—	(62)	329
Inventory	1,530	1,363	847	173	531	—	4,444
Regulatory assets	730	652	102	31	193	(1)	1,707
Other	74	95	52	—	36	(4)	253
Total current assets	4,085	3,368	1,749	713	1,255	(364)	10,806
Property, Plant and Equipment
Cost	62,513	45,175	33,160	9,444	21,241	60	171,593
Accumulated depreciation and amortization	(20,658)	(16,980)	(8,437)	(2,539)	(7,492)	43	(56,063)
Net property, plant and equipment	41,855	28,195	24,723	6,905	13,749	103	115,530
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,784	17,380
Regulatory assets	4,502	4,543	2,106	386	1,032	615	13,184
Nuclear decommissioning trust funds	7,338	5,254	296	—	—	1	12,889
Operating lease right-of-use assets, net	91	386	221	5	32	1	736
Investments in equity method unconsolidated affiliates	—	—	1	—	—	—	1
Investment in consolidated subsidiaries	55	10	3	498	1	6,031	6,598
Other	1,304	780	560	68	278	(432)	2,558
Total other noncurrent assets	13,290	10,973	3,187	1,553	1,343	23,000	53,346
Total Assets	59,230	42,536	29,659	9,171	16,347	22,739	179,682
Segment reclassifications, intercompany balances and other	(455)	(373)	(137)	(596)	(26)	(5,668)	(7,255)
Reportable Segment Assets	$58,775	$42,163	$29,522	$8,575	$16,321	$17,071	$172,427
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments, restricted receivables related to Cinergy Receivables Company and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,670	$886	$792	$237	$360	$4	$3,949
Accounts payable to affiliated companies	386	398	171	20	38	(221)	792
Notes payable to affiliated companies	—	—	—	9	175	(62)	122
Taxes accrued	308	168	70	314	101	(19)	942
Interest accrued	214	145	87	42	62	(1)	549
Current maturities of long-term debt	629	285	437	29	4	(9)	1,375
Asset retirement obligations	245	194	2	6	133	(1)	579
Regulatory liabilities	569	274	76	42	275	(1)	1,235
Other	621	371	375	72	217	(1)	1,655
Total current liabilities	4,642	2,721	2,010	771	1,365	(311)	11,198
Long-Term Debt	17,848	13,461	10,870	3,491	4,939	407	51,016
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,244	2,650	3,007	881	1,525	54	12,361
Asset retirement obligations	3,597	4,095	195	63	992	12	8,954
Regulatory liabilities	7,609	4,807	794	240	1,186	(26)	14,610
Operating lease liabilities	79	384	168	5	28	(1)	663
Accrued pension and other post-retirement benefit costs	24	139	88	63	75	(407)	(18)
Investment tax credits	345	194	240	5	183	1	968
Other	802	326	166	67	14	(14)	1,361
Total other noncurrent liabilities	16,700	12,595	4,658	1,324	4,003	(381)	38,899
Equity
Total Duke Energy Corporation stockholders' equity	19,740	13,609	12,121	3,567	5,890	21,849	76,776
Noncontrolling interests(c)	—	—	—	—	—	1,175	1,175
Equity	19,740	13,609	12,121	3,567	5,890	23,024	77,951
Total Liabilities and Equity	59,230	42,536	29,659	9,171	16,347	22,739	179,682
Segment reclassifications, intercompany balances and other	(455)	(373)	(137)	(596)	(26)	(5,668)	(7,255)
Reportable Segment Liabilities and Equity	$58,775	$42,163	$29,522	$8,575	$16,321	$17,071	$172,427
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$199	$774	$3	$—	$976
Operating Expenses
Cost of natural gas	51	290	—	—	341
Operation, maintenance and other	32	104	1	2	139
Depreciation and amortization	36	72	2	—	110
Property and other taxes	25	11	—	(1)	35
Total operating expenses	144	477	3	1	625
Operating Income	55	297	—	(1)	351
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	3	1	4
Other income and expenses, net	2	12	—	(1)	13
Total other income and expenses	2	12	3	—	17
Interest Expense	19	51	1	(1)	70
Income Before Income Taxes	38	258	2	—	298
Income Tax Expense	9	57	1	2	69
Less: Net Income (Loss) Attributable to Noncontrolling Interest	—	—	—	(1)	(1)
Segment Income	$29	$201	$1	$(1)	$230
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 31, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$752	$2,237	$14	$—	$3,003
Operating Expenses
Cost of natural gas	199	784	—	—	983
Operation, maintenance and other	116	393	8	1	518
Depreciation and amortization	147	282	6	—	435
Property and other taxes	97	67	—	—	164
Total operating expenses	559	1,526	14	1	2,100
Operating Income	193	711	—	(1)	903
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	14	1	15
Other income and expenses, net	8	46	—	(1)	53
Total other income and expenses	8	46	14	—	68
Interest Expense	71	193	4	(1)	267
Income Before Income Taxes	130	564	10	—	704
Income Tax Expense	27	115	3	1	146
Less: Net Income (Loss) Attributable to Noncontrolling Interest	—	—	—	(1)	(1)
Segment Income	$103	$449	$7	$—	$559
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$3	$1	$4	$—	$8
Receivables, net	78	390	—	(1)	467
Receivables from affiliated companies	—	71	90	(93)	68
Notes receivable from affiliated companies	41	—	—	(22)	19
Inventory	14	77	—	—	91
Regulatory assets	31	106	—	—	137
Assets held for sale	—	106	—	—	106
Other	25	8	4	2	39
Total current assets	192	759	98	(114)	935
Property, Plant and Equipment
Cost	5,183	11,325	74	—	16,582
Accumulated depreciation and amortization	(1,274)	(2,168)	(14)	—	(3,456)
Net property, plant and equipment	3,909	9,157	60	—	13,126
Other Noncurrent Assets
Goodwill	324	39	—	1,267	1,630
Regulatory assets	322	350	—	56	728
Operating lease right-of-use assets, net	—	2	—	—	2
Investments in equity method unconsolidated affiliates	—	—	172	5	177
Investment in consolidated subsidiaries	—	—	—	7	7
Assets held for sale	—	1,864	—	284	2,148
Other	29	283	17	—	329
Total other noncurrent assets	675	2,538	189	1,619	5,021
Total Assets	4,776	12,454	347	1,505	19,082
Segment reclassifications, intercompany balances and other	(40)	(70)	(120)	137	(93)
Reportable Segment Assets	$4,736	$12,384	$227	$1,642	$18,989
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$94	$286	$8	$—	$388
Accounts payable to affiliated companies	3	126	15	(92)	52
Notes payable to affiliated companies	5	609	—	(22)	592
Taxes accrued	53	107	1	—	161
Interest accrued	9	41	—	—	50
Current maturities of long-term debt	16	490	—	1	507
Regulatory liabilities	15	20	—	—	35
Liabilities associated with assets held for sale	—	63	—	—	63
Other	6	81	—	—	87
Total current liabilities	201	1,823	24	(113)	1,935
Long-Term Debt	859	3,761	56	43	4,719
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	462	1,060	48	1	1,571
Asset retirement obligations	66	25	—	1	92
Regulatory liabilities	229	802	—	11	1,042
Operating lease liabilities	—	2	—	—	2
Accrued pension and other post-retirement benefit costs	24	7	—	—	31
Investment tax credits	—	1	—	—	1
Liabilities associated with assets held for sale	—	170	—	—	170
Other	21	88	—	—	109
Total other noncurrent liabilities	802	2,155	48	13	3,018
Equity
Total Duke Energy Corporation stockholders' equity	2,907	4,715	216	1,562	9,400
Noncontrolling interests	—	—	3	—	3
Equity	2,907	4,715	219	1,562	9,403
Total Liabilities and Equity	4,776	12,454	347	1,505	19,082
Segment reclassifications, intercompany balances and other	(40)	(70)	(120)	137	(93)
Reportable Segment Liabilities and Equity	$4,736	$12,384	$227	$1,642	$18,989
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2025

	Three Months Ended December 31,				Years Ended December 31,
	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	19,668	19,142	2.7%	2.0%	91,021	88,166	3.2%	1.7%
Commercial	18,847	18,410	2.4%	1.4%	80,391	78,956	1.8%	1.6%
Industrial	11,218	11,271	(0.5%)	(4.3%)	46,230	47,150	(2.0%)	(2.0%)
Other Energy Sales	128	128	—%	n/a	477	523	(8.8%)	n/a
Unbilled Sales	708	852	(16.9%)	n/a	100	(168)	159.5%	n/a
Total Retail Sales	50,569	49,803	1.5%	0.4%	218,219	214,627	1.7%	0.8%
Wholesale and Other	11,157	10,513	6.1%		45,789	44,041	4.0%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	61,726	60,316	2.3%		264,008	258,668	2.1%

Average Number of Customers (Electric)
Residential	7,585,493	7,462,570	1.6%		7,538,307	7,409,924	1.7%
Commercial	1,049,755	1,043,964	0.6%		1,047,877	1,043,764	0.4%
Industrial	14,893	15,500	(3.9%)		15,081	15,653	(3.7%)
Other Energy Sales	22,848	23,427	(2.5%)		23,007	23,650	(2.7%)
Total Retail Customers	8,672,989	8,545,461	1.5%		8,624,272	8,492,991	1.5%
Wholesale and Other	59	52	13.5%		54	52	3.8%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,673,048	8,545,513	1.5%		8,624,326	8,493,043	1.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	10,089	7,457	35.3%		40,054	38,241	4.7%
Nuclear	18,237	18,605	(2.0%)		76,006	74,787	1.6%
Hydro	164	304	(46.1%)		1,362	2,008	(32.2%)
Natural Gas and Oil	20,585	22,856	(9.9%)		92,566	94,362	(1.9%)
Renewable Energy	917	713	28.6%		4,048	3,361	20.4%
Total Generation(d)	49,992	49,935	0.1%		214,036	212,759	0.6%
Purchased Power and Net Interchange(e)	14,682	13,296	10.4%		62,428	59,259	5.3%
Total Sources of Energy	64,674	63,231	2.3%		276,464	272,018	1.6%
Less: Line Loss and Other	2,948	2,915	1.1%		12,456	13,350	(6.7%)
Total GWh Sources	61,726	60,316	2.3%		264,008	258,668	2.1%

Owned Megawatt (MW) Capacity(c)(f)
Summer					51,945	51,409
Winter					55,713	55,139
Nuclear Capacity Factor (%)(g)					97	95

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.
(g)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2025

	Three Months Ended December 31,				Years Ended December 31,
	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,644	6,319	5.1%		30,751	29,659	3.7%
Commercial	7,176	7,057	1.7%		30,576	30,446	0.4%
Industrial	4,754	4,792	(0.8%)		19,602	19,827	(1.1%)
Other Energy Sales	67	67	—%		261	268	(2.6%)
Unbilled Sales	528	582	(9.3%)		209	11	1,800.0%
Total Retail Sales	19,169	18,817	1.9%	1.0%	81,399	80,211	1.5%	0.6%
Wholesale and Other	2,679	2,559	4.7%		11,490	10,885	5.6%
Total Consolidated Electric Sales – Duke Energy Carolinas	21,848	21,376	2.2%		92,889	91,096	2.0%

Average Number of Customers
Residential	2,563,107	2,509,415	2.1%		2,543,170	2,487,959	2.2%
Commercial	402,863	401,623	0.3%		402,662	402,136	0.1%
Industrial	5,772	5,917	(2.5%)		5,828	5,946	(2.0%)
Other Energy Sales	10,718	10,910	(1.8%)		10,778	11,026	(2.2%)
Total Retail Customers	2,982,460	2,927,865	1.9%		2,962,438	2,907,067	1.9%
Wholesale and Other	28	26	7.7%		27	26	3.8%
Total Average Number of Customers – Duke Energy Carolinas	2,982,488	2,927,891	1.9%		2,962,465	2,907,093	1.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,318	1,652	40.3%		9,790	10,203	(4.0%)
Nuclear	10,903	11,400	(4.4%)		45,743	45,286	1.0%
Hydro	11	167	(93.4%)		604	1,140	(47.0%)
Natural Gas and Oil	5,664	6,523	(13.2%)		27,079	27,302	(0.8%)
Renewable Energy	64	48	33.3%		291	314	(7.3%)
Total Generation(d)	18,960	19,790	(4.2%)		83,507	84,245	(0.9%)
Purchased Power and Net Interchange(e)	3,919	2,603	50.6%		13,441	11,618	15.7%
Total Sources of Energy	22,879	22,393	2.2%		96,948	95,863	1.1%
Less: Line Loss and Other	1,031	1,017	1.4%		4,059	4,767	(14.9%)
Total GWh Sources	21,848	21,376	2.2%		92,889	91,096	2.0%

Owned MW Capacity(c)(f)
Summer					19,813	19,756
Winter					20,901	20,773
Nuclear Capacity Factor (%)(g)					97	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,190	1,092	9.0%		2,961	2,691	10.0%
Cooling Degree Days	32	68	(52.9%)		1,605	1,724	(6.9%)

Variance from Normal
Heating Degree Days	(2.3%)	(11.0%)			(5.6%)	(15.4%)
Cooling Degree Days	(26.9%)	53.6%			2.7%	9.6%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.
(g)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2025

	Three Months Ended December 31,				Years Ended December 31,
	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	4,155	3,972	4.6%		19,357	18,431	5.0%
Commercial	3,563	3,470	2.7%		15,568	15,234	2.2%
Industrial	2,252	2,234	0.8%		9,559	9,412	1.6%
Other Energy Sales	21	21	—%		84	85	(1.2%)
Unbilled Sales	447	582	(23.2%)		(161)	152	(206%)
Total Retail Sales	10,438	10,279	1.5%	(0.9%)	44,407	43,314	2.5%	1.1%
Wholesale and Other	6,824	6,307	8.2%		26,969	25,745	4.8%
Total Consolidated Electric Sales – Duke Energy Progress	17,262	16,586	4.1%		71,376	69,059	3.4%

Average Number of Customers
Residential	1,538,724	1,512,356	1.7%		1,527,825	1,499,792	1.9%
Commercial	249,130	248,094	0.4%		248,908	248,149	0.3%
Industrial	2,999	3,151	(4.8%)		3,035	3,197	(5.1%)
Other Energy Sales	2,374	2,418	(1.8%)		2,388	2,437	(2.0%)
Total Retail Customers	1,793,227	1,766,019	1.5%		1,782,156	1,753,575	1.6%
Wholesale and Other	9	8	12.5%		8	8	—%
Total Average Number of Customers – Duke Energy Progress	1,793,236	1,766,027	1.5%		1,782,164	1,753,583	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,106	1,631	29.1%		8,270	7,644	8.2%
Nuclear	7,334	7,205	1.8%		30,263	29,501	2.6%
Hydro	72	57	26.3%		505	580	(12.9%)
Natural Gas and Oil	6,045	6,232	(3.0%)		23,881	23,924	(0.2%)
Renewable Energy	56	54	3.7%		232	229	1.3%
Total Generation(d)	15,613	15,179	2.9%		63,151	61,878	2.1%
Purchased Power and Net Interchange(e)	2,232	1,732	28.9%		10,533	9,346	12.7%
Total Sources of Energy	17,845	16,911	5.5%		73,684	71,224	3.5%
Less: Line Loss and Other	583	325	79.4%		2,308	2,165	6.6%
Total GWh Sources	17,262	16,586	4.1%		71,376	69,059	3.4%

Owned MW Capacity(c)(f)
Summer					12,866	12,666
Winter					14,068	13,845
Nuclear Capacity Factor (%)(g)					96	93

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,135	919	23.5%		2,741	2,288	19.8%
Cooling Degree Days	37	89	(58.4%)		1,846	1,978	(6.7%)

Variance from Normal
Heating Degree Days	4.2%	(16.4%)			(3.2%)	(20.5%)
Cooling Degree Days	(43.5%)	36.8%			6.8%	14.5%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.
(g)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2025

	Three Months Ended December 31,				Years Ended December 31,
	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	4,699	4,949	(5.1%)		22,032	22,043	—%
Commercial	3,752	3,752	—%		15,819	15,773	0.3%
Industrial	804	754	6.6%		3,261	3,287	(0.8%)
Other Energy Sales	7	7	—%		27	29	(6.9%)
Unbilled Sales	(369)	(398)	7.3%		(26)	11	(336.4%)
Total Retail Sales	8,893	9,064	(1.9%)	(0.3%)	41,113	41,143	(0.1%)	(0.1%)
Wholesale and Other	278	658	(57.8%)		1,890	2,703	(30.1%)
Total Electric Sales – Duke Energy Florida	9,171	9,722	(5.7%)		43,003	43,846	(1.9%)

Average Number of Customers
Residential	1,830,253	1,803,424	1.5%		1,819,962	1,793,067	1.5%
Commercial	213,910	211,510	1.1%		212,915	211,118	0.9%
Industrial	1,540	1,635	(5.8%)		1,575	1,671	(5.7%)
Other Energy Sales	3,513	3,583	(2.0%)		3,533	3,607	(2.1%)
Total Retail Customers	2,049,216	2,020,152	1.4%		2,037,985	2,009,463	1.4%
Wholesale and Other	17	13	30.8%		14	13	7.7%
Total Average Number of Customers – Duke Energy Florida	2,049,233	2,020,165	1.4%		2,037,999	2,009,476	1.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	933	279	234.4%		3,837	3,262	17.6%
Natural Gas and Oil	7,708	8,784	(12.2%)		36,380	37,524	(3.0%)
Renewable Energy	784	605	29.6%		3,489	2,789	25.1%
Total Generation(d)	9,425	9,668	(2.5%)		43,706	43,575	0.3%
Purchased Power and Net Interchange(e)	(1)	369	(100.3%)		741	1,721	(56.9%)
Total Sources of Energy	9,424	10,037	(6.1%)		44,447	45,296	(1.9%)
Less: Line Loss and Other	253	315	(19.7%)		1,444	1,450	(0.4%)
Total GWh Sources	9,171	9,722	(5.7%)		43,003	43,846	(1.9%)

Owned MW Capacity(c)(f)
Summer					11,854	11,574
Winter					12,765	12,542

Heating and Cooling Degree Days
Actual
Heating Degree Days	133	158	(15.8%)		492	452	8.8%
Cooling Degree Days	467	613	(23.8%)		3,522	3,705	(4.9%)

Variance from Normal
Heating Degree Days	(26.1%)	(15.1%)			(11.1%)	(20.0%)
Cooling Degree Days	(6.6%)	23.2%			7.5%	13.8%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2025

	Three Months Ended December 31,				Years Ended December 31,
	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,040	1,921	6.2%		9,294	8,985	3.4%
Commercial	2,322	2,181	6.5%		9,822	9,309	5.5%
Industrial	1,112	1,292	(13.9%)		4,619	5,218	(11.5%)
Other Energy Sales	20	20	—%		54	85	(36.5%)
Unbilled Sales	(15)	2	(850.0%)		13	(79)	116.5%
Total Retail Sales	5,479	5,416	1.2%	(1.6%)	23,802	23,518	1.2%	0.6%
Wholesale and Other	146	72	102.8%		552	464	19.0%
Total Electric Sales – Duke Energy Ohio	5,625	5,488	2.5%		24,354	23,982	1.6%

Average Number of Customers
Residential	841,169	835,840	0.6%		838,778	832,841	0.7%
Commercial	76,572	76,260	0.4%		76,466	76,038	0.6%
Industrial	1,998	2,171	(8.0%)		2,042	2,209	(7.6%)
Other Energy Sales	2,572	2,769	(7.1%)		2,603	2,787	(6.6%)
Total Retail Customers	922,311	917,040	0.6%		919,889	913,875	0.7%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	922,312	917,041	0.6%		919,890	913,876	0.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	532	368	44.6%		2,594	2,264	14.6%
Natural Gas and Oil	68	106	(35.8%)		362	371	(2.4%)
Total Generation(d)	609	474	28.5%		2,965	2,635	12.5%
Purchased Power and Net Interchange(e)	5,746	5,606	2.5%		23,942	23,681	1.1%
Total Sources of Energy	6,355	6,080	4.5%		26,907	26,316	2.2%
Less: Line Loss and Other	730	592	23.3%		2,553	2,334	9.4%
Total GWh Sources	5,625	5,488	2.5%		24,354	23,982	1.6%

Owned MW Capacity(c)(f)
Summer					1,085	1,085
Winter					1,173	1,173

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,808	1,494	21.0%		4,797	4,020	19.3%
Cooling Degree Days	39	31	25.8%		1,233	1,378	(10.5%)

Variance from Normal
Heating Degree Days	1.0%	(17.2%)			(0.7%)	(17.8%)
Cooling Degree Days	55.8%	28.6%			7.6%	20.1%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2025

	Three Months Ended December 31,				Years Ended December 31,
	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,130	1,981	7.5%		9,587	9,048	6.0%
Commercial	2,034	1,949	4.4%		8,606	8,193	5.0%
Industrial	2,296	2,200	4.4%		9,189	9,407	(2.3%)
Other Energy Sales	13	13	—%		51	56	(8.9%)
Unbilled Sales	117	84	39.3%		65	(263)	(124.7%)
Total Retail Sales	6,590	6,227	5.8%	3.2%	27,498	26,441	4.0%	2.8%
Wholesale and Other	1,230	917	34.1%		4,888	4,244	15.2%
Total Electric Sales – Duke Energy Indiana	7,820	7,144	9.5%		32,386	30,685	5.5%

Average Number of Customers
Residential	812,240	801,535	1.3%		808,572	796,265	1.5%
Commercial	107,280	106,477	0.8%		106,926	106,323	0.6%
Industrial	2,584	2,626	(1.6%)		2,601	2,630	(1.1%)
Other Energy Sales	3,671	3,747	(2.0%)		3,705	3,793	(2.3%)
Total Retail Customers	925,775	914,385	1.2%		921,804	909,011	1.4%
Wholesale and Other	4	4	—%		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	925,779	914,389	1.2%		921,808	909,015	1.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	4,200	3,527	19.1%		15,563	14,868	4.7%
Hydro	81	80	1.3%		253	288	(12.2%)
Natural Gas and Oil	1,100	1,211	(9.2%)		4,864	5,241	(7.2%)
Renewable Energy	4	6	(33.3%)		27	29	(6.9%)
Total Generation(d)	5,385	4,824	11.6%		20,707	20,426	1.4%
Purchased Power and Net Interchange(e)	2,786	2,986	(6.7%)		13,771	12,893	6.8%
Total Sources of Energy	8,171	7,810	4.6%		34,478	33,319	3.5%
Less: Line Loss and Other	351	666	(47.3%)		2,092	2,634	(20.6%)
Total GWh Sources	7,820	7,144	9.5%		32,386	30,685	5.5%

Owned MW Capacity(c)(f)
Summer					6,327	6,328
Winter					6,806	6,806

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,888	1,595	18.4%		5,067	4,290	18.1%
Cooling Degree Days	39	29	34.5%		1,257	1,267	(0.8%)

Variance from Normal
Heating Degree Days	(1.8%)	(17.8%)			(2.7%)	(18.6%)
Cooling Degree Days	71.3%	35.4%			9.9%	20.1%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.

Gas Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2025

	Three Months Ended December 31,			Years Ended December 31,
	2025	2024	% Inc. (Dec.)	2025	2024	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	156,489,712	163,029,361	(4.0%)	614,062,646	616,724,667	(0.4%)
Duke Energy Midwest LDC throughput (Mcf)	26,807,484	22,148,273	21.0%	90,651,428	77,923,033	16.3%

Average Number of Customers – Piedmont Natural Gas
Residential	1,091,395	1,076,163	1.4%	1,091,331	1,072,819	1.7%
Commercial	108,684	107,668	0.9%	108,971	107,952	0.9%
Industrial	939	942	(0.3%)	937	942	(0.5%)
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,201,037	1,184,792	1.4%	1,201,258	1,181,732	1.7%

Average Number of Customers – Duke Energy Midwest
Residential	527,089	524,834	0.4%	524,780	522,774	0.4%
Commercial	35,373	34,764	1.8%	34,529	34,367	0.5%
Industrial	2,038	2,397	(15.0%)	2,163	2,257	(4.2%)
Other	114	117	(2.6%)	116	117	(0.9%)
Total Average Number of Gas Customers – Duke Energy Midwest	564,614	562,112	0.4%	561,588	559,515	0.4%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.